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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

All issued and outstanding shares of each of the following subsidiaries are wholly owned, directly or indirectly, by the Registrant except for statutorily required nominee shares in the case of the Hong Kong subsidiaries.

              CALIFORNIA:
              North American Watch Service Corporation

              DELAWARE:
              Movado International, Ltd.

              NEW JERSEY:
              EWC Marketing Corp.
              SwissAm, Inc.
              Movado Retail Group, Inc.

              SWITZERLAND:
              Concord Watch Company, S.A.
              Movado Watch Company, S.A.
              N.A. Trading, Ltd.
              Montres Movado Bienne, S.A.
              Grandjean, S.A.

              CANADA:
              Movado Group of Canada, Ltd.

              GERMANY:
              Movado Deutschland GmbH
              Concord Deutschland GmbH

              SINGAPORE:
              SwissAm Pte., Ltd.

              HONG KONG:
              SwissAm, Ltd.
              SwissAm Products, Ltd.

              JAPAN:
              Concord Movado Japan Co., Ltd.